Exhibit 99.1

Investor Relations Contact:

Jim Pirak

(425) 256-8284

jim.pirak@symetra.com

Media Relations Contact:

Diana McSweeney

(425) 256-6167

diana.mcsweeney@symetra.com

SYMETRA REPORTS FIRST QUARTER 2012 RESULTS

First Quarter Summary

•	Adjusted operating income increased 36% over first quarter 2011 levels.

•	Net income was up 41% year over year, including a $10.3 million pretax increase in net investment gains driven by Symetra’s real estate investment trust (REIT) portfolio.

•	Benefits posted a favorable loss ratio of 61.6%; operating income grew 79% versus first quarter 2011.

•	Deferred Annuities generated a 25% increase in operating income compared with the same quarter a year ago, driven by higher account values and higher interest spreads.

•	Income Annuities results improved largely due to favorable mortality experience.

•	Life earnings declined as a result of higher claims and administrative expenses.

BELLEVUE, Wash.—(April 25, 2012)—Symetra Financial Corporation (NYSE: SYA) today reported first quarter 2012 net income of $75.4 million, or $0.55 per diluted share. This compares with $53.5 million, or $0.39 per diluted share, in first quarter 2011.

Adjusted operating income1 was $59.3 million, or $0.43 per diluted share, in first quarter 2012, compared with $43.7 million, or $0.32 per diluted share, in the same period a year ago.

	Three Months Ended
Summary Financial Results	March 31
(In millions, except per share data)	2012	2011*
Net Income	$75.4	$53.5
Per Diluted Share of Common Stock	$0.55	$0.39

Adjusted Operating Income	$59.3	$43.7
Per Diluted Share of Common Stock	$0.43	$0.32

*	Historical financial information has been restated to reflect retrospective adoption of a new accounting standard for deferred acquisition costs on Jan. 1, 2012.

“Bolstered by an exceptional Benefits loss ratio, mortality gains in Income Annuities and solid operating results in our other lines of business, Symetra turned in its best quarterly earnings performance since becoming a public company in January 2010,” said Tom Marra, Symetra president and chief executive officer.

“We also made considerable progress on our ‘Grow & Diversify’ initiatives during the first quarter,” Marra continued. “Our group life and disability income team delivered the sales numbers we expected at this early stage; Symetra Edge Pro fixed indexed annuity sales grew for the third consecutive quarter; and we welcomed three marquee national brokerage general agency partners and opened a new office in the Boston area to support our expanding life business. Coming up in the second quarter, we plan to introduce our new fee-based, lower-cost variable annuity to the marketplace.”

BUSINESS SEGMENT RESULTS

	Three Months Ended
Segment Pretax Adjusted Operating Income (Loss)	March 31
(In millions)	2012	2011*
Benefits	$25.1	$14.0
Deferred Annuities	25.8	20.7
Income Annuities	14.5	8.9
Life	14.5	17.1
Other	(3.3)	(1.4)

Subtotal	$76.6	$59.3
Less: Income Taxes**	17.3	15.6

Adjusted Operating Income	$59.3	$43.7

*	Historical financial information has been restated to reflect retrospective adoption of a new accounting standard for deferred acquisition costs on Jan. 1, 2012.
**	Represents the total provision for income taxes adjusted for the tax effect on net realized investment gains (losses) and on net gains (losses) on Symetra’s fixed indexed annuity (FIA) product at the U.S. federal income tax rate of 35%.

Benefits

•

Pretax adjusted operating income was $25.1 million, compared with $14.0 million in first quarter 2011. First quarter 2012 operating income benefited from a more favorable loss ratio than a year ago and the earnings contribution from a block of medical stop-loss business acquired from American United Life Insurance Company (AUL) in July 2011.

•

Loss ratio was 61.6%, compared with 67.6% in the prior-year period. Driving the improvement were lower-than-expected stop-loss claims. Symetra’s long-term Benefits loss ratio target range is 63%–65%. AUL stop-loss policies continued to generate loss ratios favorable to the company’s target range.

•	Sales for the quarter were $66.7 million, up significantly from $48.7 million in first quarter 2011. Strong January stop-loss production accounted for most of the growth in Benefits sales.

Deferred Annuities

•

Pretax adjusted operating income was $25.8 million, compared with $20.7 million in first quarter 2011. Operating income continued to grow on higher account values and higher interest spread. The higher spread reflected ongoing discipline in pricing new business, managing renewal crediting rates on existing business, and prepayment-related income.

•	Total account values were a record $11.6 billion at quarter-end, up 9.4% from $10.6 billion at the end of first quarter 2011.

•

Sales were $353.8 million, compared with $618.4 million in first quarter 2011. The year-over-year decline was due largely to lower interest rates. While sales were flat versus fourth quarter 2011, first quarter production was more evenly distributed across Symetra’s bank partners. The Symetra Edge Pro® fixed indexed annuity product gained additional traction in the market, delivering the third consecutive quarter of sales growth since its nationwide rollout in June 2011.

Income Annuities

•

Pretax adjusted operating income was $14.5 million, compared with $8.9 million in first quarter 2011. The improvement in first quarter results was driven mostly by increased mortality gains. The interest spread was up slightly from the same quarter a year ago.

•	Mortality gains were high at $5.4 million, compared with mortality gains of $0.7 million in first quarter 2011. Mortality experience is variable from quarter to quarter.

•

Sales were $55.8 million, compared with sales of $64.5 million in the same quarter of 2011. The anticipated sales decline stemmed from Symetra’s continued focus on shorter-duration annuities to reduce reinvestment rate risk in the persistent low interest rate environment.

Life

•

Pretax adjusted operating income was $14.5 million, compared with $17.1 million in first quarter 2011. First quarter 2012 results reflected a lower BOLI return on assets (ROA) as a result of higher claims and lower reinvestment rates. Higher administrative expenses associated with the buildout of the Life Division team, the establishment of a new Boston-area office, and the onboarding of new brokerage general agency distribution partners also contributed to the decrease in earnings.

•	Sales of individual life products were $3.0 million, compared with $2.4 million in the same quarter a year ago. BOLI sales were $2.0 million, compared with no sales in first quarter 2011.

Other

•

Pretax adjusted operating losses were $3.3 million, compared with losses of $1.4 million in the same quarter a year ago. The Other segment includes unallocated corporate income and expenses, interest expense on debt and other income outside of Symetra’s four business segments. The larger first quarter 2012 loss was due mostly to an increase in tax credit investments, which decreased investment income.

Investment Portfolio

•

Net realized investment gains were $25.9 million, up from net gains of $15.6 million in first quarter 2011. The year-over-year improvement stemmed from higher marked-to-market gains in Symetra’s equity portfolio, as well as gains from the strategic sale of certain residential mortgage-backed securities. Impairment losses were $2.5 million in first quarter 2012, compared with losses of $0.9 million in first quarter 2011.

•

Symetra’s equity portfolio posted net investment gains of $18.0 million, compared with net gains of $12.2 million in first quarter 2011, primarily driven by the REIT portfolio. Symetra’s $160 million REIT portfolio, established in second quarter 2011, delivered a total return of 7.5%, compared with the benchmark index result of 8.3%. The company’s common stock portfolio generated a total return of 3.7% in first quarter 2012, compared with the S&P 500 Total Return Index result of 12.6%.

Stockholders’ Equity

•	Total stockholders’ equity, or book value, as of March 31, 2012, was $3,154.7 million, or $22.85 per share, compared with $3,114.9 million, or $22.64 per share, as of Dec. 31, 2011.

•	Adjusted book value as converted,[1] as of March 31, 2012, was $2,372.7 million, or $17.19 per share, up from $2,305.7 million, or $16.75 per share, as of Dec. 31, 2011.

•

Risk-based capital (RBC) ratio for Symetra Life Insurance Company at the end of first quarter 2012 was estimated at 466%. Statutory capital and surplus, including asset valuation reserve (AVR), was $2,087.0 million.

2012 Earnings Guidance

Symetra revised its guidance for full-year adjusted operating income per diluted share to $1.35–$1.50. This revised range assumes a Benefits loss ratio within Symetra’s long-term target range, continued low interest rates, a favorable full-year 2012 effective tax rate, and ongoing investments in the company’s Grow & Diversify initiatives.

Among the factors that could drive actual results toward the upper end, middle or lower end of the guidance range are:

•	changes in the interest rate environment;

•	Benefits Division loss ratio relative to long-term target;

•	timing and success of product launches;

•	amount of issuance and yields on commercial mortgage loans;

•	increases or decreases in the amount of prepayments in the investment portfolio;

•	returns on alternative investment portfolio;

•	mortality experience;

•	life and annuity sales levels; and

•	achievement of target cash balances.

Additional Financial Information

This press release, the first quarter 2012 financial supplement and financial review slides are posted on the company’s website at http://investors.symetra.com. Investors are encouraged to review all of these materials.

Management to Review Results on Conference Call and Webcast

Symetra’s senior management team will discuss the company’s first quarter 2012 performance with investors and analysts on Thursday, April 26, 2012 at 10 a.m., Eastern Time (7 a.m., Pacific Time). To listen by phone, dial 1-888-680-0890. For international callers, dial 617-213-4857. The passcode is 18127149. Participants may pre-register for the call at www.symetra.com/earnings. Pre-registrants will be issued a PIN to use when dialing into the live call, which will provide quick access to the conference by bypassing the operator.

To listen to a live webcast of the conference call, go to http://investors.symetra.com. Listeners should go to the website at least 15 minutes before the call and test the compatibility of their computer. Links will be available to download any necessary audio software.

A replay of the call can be accessed by phone at approximately 1 p.m., Eastern Time (10 a.m., Pacific Time) on April 26, 2012 by dialing 1-888-286-8010. For international callers, dial 617-801-6888. The passcode is 43640013. The replay will be available by phone through May 3, 2012. To access a replay of the conference call over the Internet, visit http://investors.symetra.com.

Use of Non-GAAP Measures

1 Symetra uses both U.S. generally accepted accounting principles (GAAP) and non-GAAP financial measures to track the performance of its operations and financial condition. Definitions of each non-GAAP measure are provided below, and reconciliations to the most directly comparable GAAP measures are included in the tables at the end of this press release. These measures are not substitutes for GAAP financial measures. For more information about these non-GAAP measures, please see Symetra’s 2011 Annual Report on Form 10-K.

This press release references the following non-GAAP financial measures:

•

Adjusted operating income is defined by the company as net income, excluding after-tax net investment gains (losses) and including after-tax net realized gains (losses) on Symetra’s fixed indexed annuity (FIA) product.

•	Adjusted operating income per diluted share is defined as adjusted operating income divided by diluted common shares outstanding.

•	Adjusted book value is defined as stockholders’ equity, less accumulated other comprehensive income (loss), or AOCI.

•	Adjusted book value, as converted, is defined as stockholders’ equity, less AOCI plus the assumed proceeds from exercising the outstanding warrants.

•	Adjusted book value per share, as converted, is calculated as adjusted book value, as converted, divided by the sum of outstanding common shares and shares subject to outstanding warrants.

About Symetra

Symetra Financial Corporation (NYSE: SYA) is a diversified financial services company based in Bellevue, Wash. In business since 1957, Symetra provides employee benefits, annuities and life insurance through a national network of benefit consultants, financial institutions, and independent agents and advisors. For more information, visit www.symetra.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of current or historical facts included or referenced in this release that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. The words “will,” “believe,” “intend,” “plan,” “expect,” “anticipate,” “project,” “estimate,” “predict,” “potential” and similar expressions also are intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to Symetra’s:

•

estimates or projections of revenues, net income (loss), net income (loss) per share, adjusted operating income (loss), adjusted operating income (loss) per share, market share or other financial forecasts;

•	trends in operations, financial performance and financial condition;

•	financial and operating targets or plans; and

•	business and growth strategy, including prospective products, services and distribution partners.

These statements are based on certain assumptions and analyses made by Symetra in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate under the circumstances. Whether actual results and developments will conform to Symetra’s expectations and predictions is subject to a number of risks, uncertainties and contingencies that could cause actual results to differ materially from expectations, including, among others:

•	the effects of dramatic fluctuations in interest rates and a prolonged low interest rate environment;

•	general economic, market or business conditions, including further economic downturns or other adverse conditions in the global and domestic capital and credit markets;

•	the effects of changes in monetary policy, government programs to stimulate mortgage refinancing and significant increases in corporate refinance activity;

•	investment losses;

•	Symetra’s ability to successfully execute on its “Grow & Diversify” strategy;

•	recorded reserves for future policy benefits and claims subsequently proving to be inadequate or inaccurate;

•	deviations from assumptions used in setting prices for insurance and annuity products or establishing cash-flow testing reserves;

•	continued viability of certain products under various economic, regulatory and other conditions;

•	market pricing and competitive trends related to insurance products and services;

•	changes in amortization of deferred policy acquisition costs and deferred sales inducements;

•	financial strength or credit ratings downgrades;

•	the availability and cost of capital and financing;

•	the continued availability and cost of reinsurance coverage;

•	changes in laws or regulations, or their interpretation, including those that could increase Symetra’s business costs and required capital levels;

•	the ability of subsidiaries to pay dividends to Symetra;

•	the effects of implementation of the Patient Protection and Affordable Care Act;

•	the effects of implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and

•	the risks that are described from time to time in Symetra’s filings with the U.S. Securities and Exchange Commission, including those in Symetra’s 2011 Annual Report on Form 10-K.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Symetra will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Symetra or its business or operations. Symetra assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

###

Symetra Financial Corporation

Consolidated Income Statement Data

(in millions, except per share data)

(unaudited)

	Three Months Ended March 31
	2012	2011
		As Adjusted*
Revenues
Premiums	$150.3	$120.9
Net investment income	320.5	310.0
Policy fees, contract charges and other	46.3	44.7
Net realized investment gains (losses):
Total other-than-temporary impairment losses on securities	(3.6)	(0.9)
Less: portion of losses recognized in other comprehensive income	1.1	—

Net impairment losses recognized in earnings	(2.5)	(0.9)
Other net realized investment gains	28.4	16.5

Total net realized investment gains	25.9	15.6

Total revenues	543.0	491.2

Benefits and expenses
Policyholder benefits and claims	105.2	92.3
Interest credited	229.5	228.3
Other underwriting and operating expenses	83.0	71.9
Interest expense	8.2	8.0
Amortization of deferred policy acquisition costs	15.8	16.3

Total benefits and expenses	441.7	416.8

Income from operations before income taxes	101.3	74.4

Provision (benefit) for income taxes
Current	(6.3)	11.2
Deferred	32.2	9.7

Total provision for income taxes	25.9	20.9

Net income	$75.4	$53.5

Net income per common share
Basic	$0.55	$0.39
Diluted	$0.55	$0.39
Weighted-average number of common shares outstanding
Basic	137.776	137.292
Diluted	137.781	137.300
Cash dividends declared per common share	$0.07	$0.05

Non-GAAP financial measures
Adjusted operating income	$59.3	$43.7

Reconciliation to net income
Net income	$75.4	$53.5
Less: Net realized investment gains (net of taxes)**	16.9	10.1
Add: Net realized gains - FIA (net of taxes)***	0.8	0.3

Adjusted operating income	$59.3	$43.7

*	Historical financial information has been restated to reflect retrospective adoption of a new accounting standard for deferred acquisition costs on Jan. 1, 2012 as described in our 2011 report on Form 10-K.
**	Net realized investment gains are reported net of taxes of $9.0 and $5.5 for the three months ended March 31, 2012 and 2011, respectively.
***	Net realized gains - FIA are reported net of taxes of $0.4 and $0.2 for the three months ended March 31, 2012 and 2011, respectively.

Symetra Financial Corporation
Consolidated Balance Sheet Data
(in millions, except per share data)
(unaudited)

	March 31 2012	December 31 2011
		As Adjusted*
Assets
Total investments	$26,415.0	$26,171.7
Other assets	1,276.7	1,215.8
Separate account assets	853.0	795.8

Total assets	$28,544.7	$28,183.3

Liabilities and stockholders’ equity
Policyholder liabilities	$23,382.7	$23,140.6
Notes payable	449.2	449.2
Other liabilities	705.1	682.8
Separate account liabilities	853.0	795.8

Total liabilities	25,390.0	25,068.4

Common stock and additional paid-in capital	1,457.1	1,455.8
Retained earnings	697.5	631.8
Accumulated other comprehensive income, net of taxes	1,000.1	1,027.3

Total stockholders’ equity	3,154.7	3,114.9

Total liabilities and stockholders’ equity	$28,544.7	$28,183.3

Book value per share**	$22.85	$22.64

Non-GAAP financial measures
Adjusted book value	$2,154.6	$2,087.6

Reconciliation to stockholders’ equity
Total stockholders’ equity	$3,154.7	$3,114.9
Less: AOCI	1,000.1	1,027.3

Adjusted book value	2,154.6	2,087.6
Add: Assumed proceeds from exercise of warrants	218.1	218.1

Adjusted book value, as converted	$2,372.7	$2,305.7

Adjusted book value per share, as converted***	$17.19	$16.75

*	Historical financial information has been restated to reflect retrospective adoption of a new accounting standard for deferred acquisition costs on Jan. 1, 2012 as described in our 2011 report on Form 10-K.
**	Book value per share is calculated based on stockholders’ equity divided by outstanding common shares plus shares subject to outstanding warrants, totaling 138.050 and 137.613 as of March 31, 2012 and December 31, 2011, respectively.
***	Adjusted book value per share, as converted, is calculated based on adjusted book value, as converted, divided by outstanding common shares plus shares subject to outstanding warrants, totaling 138.050 and 137.613 as of March 31, 2012 and December 31, 2011, respectively.

Symetra Financial Corporation

Reconciliation of Segment Pretax Adjusted Operating Income, Operating Revenues and Operating ROAE

(in millions)

(unaudited)

	Three Months Ended March 31
	2012	2011
		As Adjusted*
Segment pretax adjusted operating income (loss)
Benefits	$25.1	$14.0
Deferred Annuities	25.8	20.7
Income Annuities	14.5	8.9
Life	14.5	17.1
Other	(3.3)	(1.4)

Subtotal	76.6	59.3

Add: Net realized investment gains	25.9	15.6
Less: Net realized gains - FIA	1.2	0.5

Income from operations before income taxes	$101.3	$74.4

Reconciliation of revenues to operating revenues
Revenues	$543.0	$491.2
Less: Net realized investment gains	25.9	15.6
Add: Net realized gains - FIA	1.2	0.5

Operating revenues	$518.3	$476.1

	Twelve Months Ended March 31
	2012	2011
		As Adjusted
ROE	7.6%	8.6%
Average stockholders’ equity**	$2,869.9	$2,346.8
Non-GAAP financial measures
Operating ROAE	10.0%	9.1%
Average adjusted book value***	$2,049.5	$1,871.0

*	Historical financial information has been restated to reflect retrospective adoption of a new accounting standard for deferred acquisition costs on Jan. 1, 2012 as described in our 2011 report on Form 10-K.
**	Average stockholders’ equity is derived by averaging ending stockholders’ equity for the most recent five quarters.
***	Average adjusted book value is derived by averaging ending adjusted book value for the most recent five quarters.